INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-86438 of Permanent Bancorp, Inc. on Form S-8 of our report dated May 21, 1999, appearing in this Annual Report on Form 10-K/A of Permanent Bancorp, Inc. for the year ended March 31, 1999.




DELOITTE & TOUCHE LLP
Indianapolis, Indiana
July 9, 1999